UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2014

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
On October 29, 2014, Alon USA Partners, LP (“Alon Partners”), a subsidiary of Alon USA Energy, Inc., issued a press release (the “Press Release”) reporting its financial results for the quarter ended September 30, 2014.  A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2014, Mordehay Ventura was appointed to the board of directors of Alon USA Energy, Inc. (the "Company"). There are no arrangements or understandings between Mr. Ventura and any other person pursuant to which he was elected as a director.

Mr. Ventura has been the Chief Executive Officer of Mishkey Hadarom Aguda Haklait Shitufit Ltd. (“Mishkey Hadarom”) since 2004. Mr. Ventura has been a Director at Alon Holdings Blue Square-Israel Ltd since March 22, 2012. He also serves as a Director in Oil Holdings (Founded by the Kibbutzim Organizations) Ltd., Alon Israel Oil Company Ltd., Dor Alon Energy in Israel (1988) Ltd. and several companies related to Miskey Hadarom. Mr. Ventura holds a BA degree in Economics and Business Administration from the Rupin College.

Mr. Ventura is also a director of the general partner of Alon USA Partners, LP, a publicly-traded limited partnership (the "Partnership"). The Company owns 81.6% of the Partnership's common units and 100% of the non-economic general partner interest in the Partnership.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.
Date:	October 29, 2014	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated October 29, 2014.